NORTHWESTERN PUBLIC SERVICE COMPANY
                            Huron, South Dakota







                                 NOTICE OF
                              ANNUAL MEETING
                            AND PROXY STATEMENT





                              Annual Meeting
                              of Stockholders
                                May 1, 1996
                    NORTHWESTERN PUBLIC SERVICE COMPANY
                             Corporate Office
                              33 Third St. SE
                              P. O. Box 1318
                      Huron, South Dakota 57350-1318



                                                            March 15, 1996



Dear Stockholder:

     You are invited to attend the Annual Meeting of Stockholders of Northwestern Public Service Company, which will be held at the Company's Operations Center, 600 Market Street, Huron, South Dakota on May 1, 1996, at 11:00 a.m., local time. Enclosed is a formal Notice of Annual Meeting and Proxy Statement, together with a proxy and return envelope for use of stockholders who are unable to be present in person at the meeting.

     The formal Notice and Proxy Statement describe the matters scheduled to be acted upon at the meeting. In addition to the election of directors on which only the holders of the Common Stock of the Company will be entitled to vote, six very important amendments to the Company's Restated Certificate of Incorporation will be considered and voted upon. Of the six amendments, only the holders of the Common Stock of the Company will be entitled to vote on the amendment to increase the authorized number of shares of the Company's Preference Stockholders, and the amendment to limit those who can call a special meeting of stockholders. The remaining four amendments involve the Company's Cumulative Preferred Stock, and the holders of the Cumulative Preferred Stock, as well as the holders of the Common Stock, will be entitled to vote on each of those amendments.

     It has been a number of years since there has been a matter to be voted on by the holders of the Company's Cumulative Preferred Stock. At this annual meeting, there will be four very important matters to be voted on by the Cumulative Preferred Stockholders. Because the Cumulative Preferred Stock will vote as a separate class at the Annual Meeting and because the stock is held by relatively few holders, a special request is made to each of the holders of the Cumulative Preferred Stock, regardless of the size of your holdings, to date, sign and return your blue proxy card to assure that there will be a quorum of the Cumulative Preferred Stock present at the meeting to vote on the adoption of the four amendments for which the approval of the Cumulative Preferred Stock must be obtained.

     Please note that if a white proxy card is enclosed, it is to be used only by the holders of Common Stock. If a blue proxy card is enclosed, it is to be used only by the holders of Cumulative Preferred Stock. If you hold both Common Stock and Cumulative Preferred Stock, you should sign, date and return BOTH proxy cards in order to vote your shares of each of the two classes of stock.

     Regardless of the size of your holdings, please make certain that your shares are represented at the meeting, whether or not you are personally able to attend. We will sincerely appreciate your signing, dating, and returning the enclosed proxy card at this time. A postage-paid envelope is enclosed for your convenience.

     If, after returning your proxy, you find that you are able to attend the meeting in person and wish to personally vote your shares, you may revoke your proxy at that time and personally vote your shares at the meeting. In either event, it is important that your shares are voted at this Annual Meeting.

                              Very truly yours,


                              /s/ Merle D. Lewis

                              Merle D. Lewis
                              President and Chief Executive Officer


                      VOTING YOUR PROXY IS IMPORTANT

        TO INSURE THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, HOWEVER SMALL YOUR HOLDINGS, IT IS ESSENTIAL THAT YOU SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD OR CARDS PROMPTLY. A white proxy card is for use only by holders of Common Stock; a blue proxy card is for use only by holders of Cumulative Preferred Stock.

          A self-addressed envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.
                    NORTHWESTERN PUBLIC SERVICE COMPANY
                             Corporate Office
                              33 Third St. SE
                              P. O. Box 1318
                      Huron, South Dakota 57350-1318


                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


TO THE HOLDERS OF CUMULATIVE PREFERRED STOCK and
COMMON STOCK OF NORTHWESTERN PUBLIC SERVICE COMPANY:

     The Annual Meeting of Stockholders of Northwestern Public Service Company (the "Company") will be held at the Company's Operations Center, 600 Market Street, Huron, South Dakota, on Wednesday, May 1, 1996, at 11:00 a.m., local time, for the following purposes:

     (1) To elect three members of Class II of the Board of Directors of the Company to hold office until the Annual Meeting of Stockholders in 1999, and until their successors are duly elected and have qualified.

     (2) To consider and act separately on each of two proposals to amend the Company's Restated Certificate of Incorporation as follows:

          (i) A proposed amendment to increase to 1,000,000 the number of authorized shares of the Company's Preference Stock, par value $50 per share; and

          (ii) A proposed amendment to eliminate the ability of stockholders or a vice president or the secretary of the Company to call a special meeting of stockholders (as currently provided in Section 1 of Division B of Article Fourth of the Company's Restated Certificate of Incorporation).

     (3) To consider and act separately on each of four proposals to amend the Company's Restated Certificate of Incorporation as follows:

          (i) A proposed amendment to increase to 1,000,000 the number of authorized shares of the Company's Cumulative Preferred Stock, par value $100 per share;

          (ii) A proposed amendment to eliminate the so-called income coverage requirement (subparagraph (c)(i) in subdivision 6-I of Division A of Article Fourth of the Company's Restated Certificate of Incorporation) which must be satisfied in order to issue additional Cumulative Preferred Stock without obtaining approval by the holders of two-thirds of the outstanding Cumulative Preferred Stock;

          (iii) A proposed amendment to eliminate the requirement (in subparagraph (a) in subdivision 6-II of Division A of Article Fourth of the Company's Restated Certificate of Incorporation) that the approval of the holders of a majority of the outstanding shares of Cumulative Preferred Stock be obtained in order for the Company to issue or assume unsecured notes, debentures or other securities representing unsecured indebtedness in the aggregate exceeding 25% of the Company's capitalization (as defined in such provision); and

          (iv)  A proposed amendment to eliminate the restrictions (in
     Section 2 of Division B of Article Fourth of the Company's Restated Certificate of Incorporation) which apply to dividends or other distributions on, and to purchases or other acquisitions of, the Company's Common Stock when the Company's Common stock equity is less than prescribed percentages of the Company's total capitalization, unless approval of at least two-thirds of the outstanding shares of the Cumulative Preferred Stock is obtained.

     (4) To transact such other business as may properly come before the meeting.

     The Common Stockholders will be entitled to vote upon each of the foregoing proposals. The Cumulative Preferred Stockholders, voting as a separate class, will be entitled to vote only upon proposals 3(i), 3(ii), 3(iii), and 3(iv) above.

     The Board of Directors of the Company has fixed the close of business on March 4, 1996, as the record date for determining the holders of Cumulative Preferred Stock and Common Stock entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will not be closed. A list of stockholders entitled to vote at the meeting will be maintained at the corporate office of the Company, and such list will be open to examination by stockholders for a period of ten days prior to the meeting.

     You are encouraged to sign, date and return your proxy in the enclosed self-addressed postage-paid envelope (a white card for Common Stock, a blue card for Cumulative Preferred Stock). If you are able to attend the Annual Meeting and wish to vote in person, you may do so whether or not you have returned your proxy.

                         BY ORDER OF THE BOARD OF DIRECTOR

                         ALAN D. DIETRICH
                         Vice President-Corporate Services
                         and Corporate Secretary

March 15, 1996
                    NORTHWESTERN PUBLIC SERVICE COMPANY
                             Corporate Office
                              33 Third St. SE
                              P. O. Box 1318
                      Huron, South Dakota 57350-1318

            Proxy Statement for Annual Meeting of Stockholders
                          To be held May 1, 1996

     This statement is expected to be mailed to stockholders on March 15, 1996, and is furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders to be held on May 1, 1996. The Company will bear all costs of the solicitation. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone or in person. McCormick & Pryor, Ltd. has been retained by the Company to assist in the solicitation of proxies at an anticipated cost to the Company of $4,250, plus out-of-pocket expenses. Also, the Company will, upon request, reimburse brokers or other persons holding stock in their names or in the names of their nominees for reasonable expenses in forwarding proxies and proxy material to the beneficial owners of stock.

     Holders of Common Stock of record at the close of business on March 4, 1996, will be entitled to one vote for each share of Common Stock held by them on all matters to be voted upon at the meeting. As of March 4, 1996, there were outstanding 8,920,122 shares of Common Stock. The only person known to the Company to own beneficially (as defined by the Securities and Exchange Commission for proxy statement purposes) more than 5% of the outstanding Common Stock of the Company is the Northwestern Public Service Company Employee Stock Ownership Plan and Trust (ESOP), whose Trustee is a committee of employees of the Company, 33 Third St. S.E., Huron, SD 57350. The ESOP is beneficial owner of 690,098 shares (7.7%) of the outstanding Common Stock of the Company. The Common Shares owned by the ESOP are held in trust for the benefit of participants in the ESOP, and the Trustee has sole investment power over the Common Shares held in trust. Employee participants are entitled to instruct the Trustee on how to vote all Company Common Shares allocated to their accounts (presently 496,050) and will receive a separate Proxy for voting such shares. All shares allocated to the participants for which no voting instructions are received and all unallocated shares held by the ESOP will be voted by the Trustee.

     Holders of Cumulative Preferred Stock of record at the close of business on March 4, 1996, will be entitled to one vote for each share of Cumulative Preferred Stock held by them on the four matters to be voted upon at the meeting by such Cumulative Preferred Stockholders (i.e., proposals 3(i), 3(ii), 3(iii), and 3(iv) in the preceding Notice of Annual Meeting of Stockholders). As of March 4, 1996, there were outstanding 37,600 shares of Cumulative Preferred Stock.

     Stockholders who execute proxies may revoke them at any time prior to the exercise thereof by giving written notice of such revocation to the Corporate Secretary of the Company or by filing another proxy with him.

     The number of shares of Common Stock and Cumulative Preferred Stock represented at the Annual Meeting by the holders in person or by their proxies will be tabulated by the election inspectors appointed for the meeting which will determine whether or not a quorum for each class of stock is present. The election inspectors will also tabulate the votes cast at the Annual Meeting for each matter voted upon by the Common Stock and the Cumulative Preferred Stock. The election inspectors will treat shares of stock represented by proxies who have been instructed to abstain from voting on a particular matter as being present for quorum purposes but as unvoted for purposes of determining approval of the particular matter. If a broker holding shares of either class of record indicates on its proxy card that it does not have discretionary authority to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                           ELECTION OF DIRECTORS

     In accordance with the Company's Restated Certificate of Incorporation and By-laws, the Company's directors are elected to staggered terms on a classified Board of Directors. At this Annual Meeting of Stockholders, three directors will be elected to Class II of the Board of Directors, to hold office for a term of three years, until the Annual Meeting of Stockholders in 1999, and until their respective successors are duly elected and have qualified. The election of each director is to be by a plurality of the votes cast in each case by holders of Common Stock. Proxies which the Company receives will be voted or the vote withheld as directed on the proxy, and if no direction is given, proxies will be voted for the election of the three nominees in Class II named below as directors.

     In the event of the inability or unwillingness of one or more of these nominees to serve as a director at the time of said meeting, or of any adjournment thereof, the shares represented by the proxies may (in the discretion of the holders of said proxies) be voted for other nominees not named herein, in lieu of those unable or unwilling to serve. Each of the nominees has consented to be named and to serve if elected. Management is not aware that any of the nominees will be unable to serve.

     All of the nominees as directors in Class II are presently serving as directors. Current Class II Director W. W. Wood has indicated his intention to retire from the Board of Directors, effective May 1, 1996.

     The following information, including principal occupation or employment for the past five or more years, is furnished with respect to each director whose term of office will continue after this Annual Meeting and to the following nominees to Class II of the Board of Directors:

                                                  Period         Age on
                     Principal Occupation         Served as      March 1,
Nominee              or Employment                Director       1996
------------------   -------------------------    -----------    --------

Larry F. Ness        President and Chief          August 1991    50
                     Executive Officer of         to date
                     First Dakota Financial
                     Corp. and Vice Chairman
                     and Chief Executive Officer
                     of First Dakota National
                     Bank, Yankton, South Dakota.

Jerry W. Johnson     Dean of the School of        May 1994       55
                     Business, University of      to date
                     South Dakota, since 1990,
                     Vermillion, South Dakota.

R. R. Hylland        Executive Vice President-    November 1995  35
                     Strategic Development        to date
                     of the Company since
                     November 1995;  President
                     and Chief Operating Officer
                     of Northwestern Growth
                     Corporation since September
                     1994;  Formerly Vice President-
                     Strategic Development from
                     August 1995 to November
                     1995; Vice President-Corporate
                     Development from May 1993 to
                     August 1995; Vice President-
                     Finance from April 1991 to
                     August 1995;  Treasurer from
                     December 1990 to November 1994,
                     Sioux Falls, South Dakota.

     The following information, including principal occupation or employment for the past five or more years, is furnished with respect to directors in Class III whose terms expire in 1997:

                                                                 Age on
                     Principal Occupation         Served as      March 1,
Director             or Employment                Director       1996
------------------   -------------------------    -----------    --------


Aelred J. Kurtenbach President and Chief          May 1994       62
                     Executive Officer of         to date
                     Daktronics, Inc.,
                     manufacturer of large
                     computer programmable
                     displays, Brookings,
                     South Dakota.

M. D. Lewis          President and Chief          February 1993  48
                     Executive Officer of the     to date
                     Company since February 1994;
                     Chairman and Chief Executive
                     Officer of Northwestern
                     Growth Corporation since
                     September 1994;  Formerly
                     Executive Vice President
                     from May 1993 to February
                     1994; Executive Vice
                     President-Corporate
                     Services from November
                     1992 to May 1993; Assistant
                     Secretary from May 1982 to
                     May 1993; Vice President-
                     Corporate Services from
                     1987 to 1992, Huron,
                     South Dakota.

R. A. Wilkens        Chairman since February      May 1980       67
                     1994; Formerly President     to date
                     and Chief Executive
                     Officer of the Company
                     from December 1990 to
                     February 1994; President
                     and Chief Operating Officer
                     from 1980 to 1990, Huron,
                     South Dakota.

     The following information, including principal occupation or employment for the past five or more years, is furnished with respect to directors in Class I whose terms expire in 1998:

                                                  Period         Age on
                     Principal Occupation         Served as      March 1,
Director             or Employment                Director       1996
------------------   -------------------------    -----------    --------


Herman Lerdal        Banking and Business         April 1975     67
                     Consultant; formerly         to date
                     Banker and College
                     Development Officer,
                     Sioux Falls, South Dakota.

Raymond M. Schutz    Attorney and partner in      October 1990   66
                     the law firm of Siegel,      to date
                     Barnett & Schutz since
                     1963, Aberdeen, South
                     Dakota.

Bruce I. Smith       Attorney and partner in      May 1989       54
                     the law firm of Luebs,       to date
                     Leininger, Smith, Busick
                     & Johnson since 1978,
                     Grand Island, Nebraska.

                 INFORMATION CONCERNING BOARD OF DIRECTORS

     There is no family relationship among any of the directors, nominees or executive officers of the Company.

     The preceding information relative to the principal occupation or employment of each of the nominees, as well as the information hereinafter set forth as to beneficial ownership of securities of the Company by directors, nominees and officers of the Company, is based on information furnished to the Company by such persons.

Meetings of the Board of Directors

     The Board of Directors held four regular meetings and four special meetings during 1995. Each director attended more than 75 percent of the aggregate of the meetings of the Board of Directors and the committee on which he served.

Audit Committee

     The Board of Directors has a standing Audit Committee which is composed of not less than three directors who are not employees of the Company. The present members of the Audit Committee are Jerry W. Johnson, Raymond M. Schutz and Bruce I. Smith. The Audit Committee held two meetings during 1995. The principal functions of the Audit Committee are to recommend to the Board of Directors the appointment of independent public accountants to conduct the annual audit of the Company's financial statements, to review the scope of the annual audit, to approve services performed by the independent public accountants, considering the possible effect thereof on their independence, to review the report of the independent public accountants relating to the annual audit, and to review the Company's internal financial and accounting controls.

Nominating and Compensation Committee

     The Board of Directors also has a standing Nominating and Compensation Committee which is composed of not less than three directors who are not employees of the Company. The present members of the Nominating and Compensation Committee are Aelred J. Kurtenbach, Herman Lerdal, Larry F. Ness and W. W. Wood. The Nominating and Compensation Committee held three meetings during 1995. The function of the Nominating and Compensation Committee is to recommend to the Board of Directors the nominees to be presented by the Board of Directors to the stockholders for election to the Company's Board of Directors, to recommend to the Board of Directors the persons to be elected as officers of the Company, and to recommend compensation of directors and officers of the Company. The Nominating and Compensation Committee will consider nominees for directors recommended by stockholders. Such recommendations may be addressed to the Committee, in care of the Corporate Secretary of the Company.
                    SECURITIES OWNERSHIP BY MANAGEMENT

     The following table sets forth information, as of January 1, 1996, with respect to shares of the Common Stock owned by the directors, nominees for director, certain executive officers of the Company and by all directors and executive officers of the Company as a group:

                               Amount & Nature
                         of Beneficial Ownership (1)
                         ---------------------------
    Name of                                                  Percent of
Beneficial Owner         Individual (2)      Joint (3)      Common Stock
----------------------   --------------      ---------      ------------
R. R. Hylland                    397                              *
Aelred J. Kurtenbach                            585               *
Jerry W. Johnson                                612               *
Herman Lerdal                                 2,562               *
M. D. Lewis                    6,848          1,807               *
Larry F. Ness                                   512               *
Raymond M. Schutz              1,232                              *
Bruce I. Smith                                1,444               *
R. A. Wilkens                 12,320                              *
W. W. Wood                     2,669                              *
A. R. Donnell                  4,720 (4)      3,771               *
R. F. Leyendecker              5,671                              *
A. D. Dietrich                 2,580            570               *
                              ------         ------
All directors &
executive officers            42,785         12,743               *

*Less than 1%.

(1) Shares shown represent both record and beneficial ownership. None of such shares is subject only to a right to acquire beneficial ownership.

(2) Shares held individually by employees include shares held by the Trustee of the Company's Employee Stock Ownership Plan for the benefit of participating employees and shares held as part of the employee savings plan.

(3)  Shares held jointly owned with spouse or other family member(s).

(4) Included are 327 shares that Mr. Donnell holds as custodian for his grandchildren.

     With the exception of Thomas A. Gulbranson, Vice President-Energy Services of the Company, none of the directors, nominees and executive officers of the Company beneficially owns any of the Company's Cumulative Preferred Stock ($100 par value). Mr. Gulbranson, together with other family members, jointly owns 13 shares (0.0005%) of the Company's 4 1/2% Cumulative Preferred Stock. Director Herman Lerdal owns, in a trust where he and his wife are joint trustees, 200 shares (0.0002%) of NWPS Capital Financing 8 1/8% Trust Preferred Capital Securities.

             COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Management Compensation

     The Nominating and Compensation Committee of the Board of Directors consists of not less than three directors who are not officers or employees of the Company. The Committee has overall responsibility to nominate persons to serve as executive officers of the Company and to review and to recommend compensation for the members of the Board of Directors and for the executive officers. The Committee also reviews and recommends to the full Board of Directors any benefit plans for officers and employees and any awards made under the Company's Phantom Stock Unit Plan and approves any awards made under the Company's NorthSTAR Plan.

     The Nominating and Compensation Committee and the management of the Company are committed to the principle that compensation should be commensurate with performance. Base salary compensation is determined by the potential impact the individual has on the Company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job.

     In determining Mr. Lewis's salary as President and Chief Executive Officer, the Committee considered his individual performance as leader of the Company and his contributions to the long-term success of the organization. In particular, the Committee cites the many initiatives that have been undertaken successfully by the Company, the significant growth of the Company through service expansions and non-utility acquisitions, and the increases in earnings during the year. The Committee also compared his salary to that of the other ten midwestern utility companies used in the NorthSTAR Plan. At the present time his salary is in the lower range of such companies. Similar factors are used to determine the compensation of the other executive officers.

     The philosophy for incentive compensation is to provide rewards when financial objectives are achieved, and provide reduced or no benefits when the objectives are not achieved. These objectives are designed to further Company goals and to increase shareholder value. In February, 1989, the Board of Directors adopted a Performance Incentive Plan (now known as the NorthSTAR Plan) which is an incentive compensation plan, which, with later amendments, has been broadened to involve all employees of the Company.
The purpose of the plan is to motivate and reward outstanding performance by the employees of the Company in meeting short-term goals which support long-term objectives important to the Company's success. Awards under the plan are based upon three factors measuring annual performance: (1) a ranking of the Company's performance in relation to a pre-selected comparison group of ten midwestern utilities in change in average rates and change in total operating expenses per unit of energy furnished to customers, (2) the Company's achievement of its budgeted earnings per share, as proposed by the Board of Directors, and (3) an individual employee's achievement of management-established individual or department goals. At the end of the year, a percentage is computed and totaled for each eligible employee for each of the factors, with the first factor carrying 50% of the weight, and the other factors each carrying 25%. If the eligible employee's composite level is 25% or greater, a cash incentive award varying from two to thirty percent of annual salary will be paid to the employee, unless employment with the Company has been terminated for any reason other than death, disability or retirement. Awards under the NorthSTAR Plan are made by the Nominating and Compensation Committee of the Board of Directors annually.

     In August 1994, the Board of Directors adopted an Incentive Compensation Plan for the officers and directors of Northwestern Growth Corporation ("NGC"), the Company's wholly owned subsidiary which manages its nonutility investments. Under the plan, the NGC officers and directors may receive incentive compensation awards based upon improvements in the after-tax investment returns above the returns previously achieved in such investments. Mr. Hylland as NGC President and Chief Operating Officer shall be excluded from the Company's NorthSTAR Plan to the extent awards are made under the NGC plan, and other NGC officers, directors, or employees shall have any awards under the Company's NorthSTAR Plan reduced by up to 50% for awards made under this plan. Awards made in 1995 were consistent with this philosophy and were based on NGC investment performance.

     As a complement to the Company's NorthSTAR Plan, the Board of Directors in 1989 also adopted a long-term incentive compensation plan which is intended to create incentives for participants relating to the long-term performance of the Company's Common Stock, to encourage continued employment with the Company or service on the Board of Directors, and to promote awareness of the performance of the Company's Common Stock. All officers and directors of the Company are eligible to participate in the long-term incentive plan. The Board of Directors determines the recipients, if any, and the amount of the awards, upon the recommendation of the Nominating and Compensation Committee. Under the long-term incentive compensation plan, an annual award of performance units is made to all directors and may be made to any or all officers. A performance unit is equal in value to the fair market value of one share of the Company's Common Stock. Because the value of the performance units at any point in time is established by reference to the fair market value of the Company's Common Stock, the performance units are sometimes referred to as "phantom stock units." The annual award of the performance units is held in an account for the participant for a period of five years, during which time units equal in value to the dividends paid on the Company's Common Stock are added to the account. At the end of each five-year rolling period, the value of the matured account for one year is paid in cash to the recipient if he or she at that time is an officer or director of the Company. If the recipient is not an officer or director of the Company at the end of the five-year period, the performance unit award is forfeited unless there has been a termination due to death, disability or retirement of the recipient. The value of the award at maturity is determined by multiplying the accumulated performance units which have matured by the average of the closing prices of the Company's Common Stock for the ten days preceding such event. Individual annual awards are set at 200 performance units for directors and for executive officers are considered by the Board of Directors during their annual meeting in May each year. Incentive compensation awards made in 1995 were based upon the performance of the Company's Common Stock in the market and upon the contributions of the individual executive officer to the long-term success of the Company, as measured by the Board of Directors.

                   NOMINATING AND COMPENSATION COMMITTEE

     Larry F. Ness, Chairman                 Aelred J. Kurtenbach
     Herman Lerdal                           W. W. Wood

     The following table sets forth the compensation paid by the Company during the fiscal years indicated for services in all capacities to the chief executive officer and to the four most highly compensated of the other executive officers:

                        Summary Compensation Table

                                                Long-        All
                       Annual Compensation(1)   Term         Other
                       ----------------------   Compen-      Compen-
Name and               Salary      Bonus(2)     sation       sation(5)
Position         Year    ($)          ($)       Payout(4)       ($)
---------------  ----  ---------   -----------  ---------    ----------

M. D. Lewis      1995   187,758        (3)        18,507        14,349
President &      1994   157,000       65,231      11,171        14,312
Chief Execu-     1993    98,771       15,900           0         6,634
tive Officer

R. R. Hylland    1995   115,077        (3)        18,507         6,029
Executive        1994    95,242       52,505           0         5,516
Vice President-  1993    84,458       33,500           0         4,102
Strategic
Development

A. R. Donnell    1995   109,416        (3)        27,761        11,475
Vice President-  1994    99,829       19,631      16,757        13,380
Energy           1993    93,332       14,460           0         7,937
Operations

R.F. Leyendecker 1995   104,375        (3)        18,507        13,343
Vice President-  1994    90,708       25,195      11,171        12,664
Market           1993    86,215       23,850           0         8,616
Development

A. D. Dietrich   1995    92,071        (3)        18,507         7,822
Vice President-  1994    80,808       17,577           0         7,904
Corporate        1993    72,979       11,550           0         5,457
Services &
Corporate
Secretary

(1) Certain employee benefits are not reported as compensation in this table, when by reason of their nature or amount, they are not required to be set forth herein under applicable rules of the Securities and Exchange Commission.

(2) The amounts in the bonus column for 1993 are cash awards pursuant to the Company's NorthSTAR Plan and the Northwestern Growth Corporation Incentive Compensation Plan, which are described under Executive Management Compensation. For 1993 the amounts represent cash awards pursuant to the Company's NorthSTAR Plan, and in addition, special cash bonuses awarded to Mr. Hylland and to Mr. Leyendecker of $20,000 and $15,000, respectively, related to the LodgeNet Entertainment Corp. initial public offering.

(3) The award earned by the executives in 1995, if any is to be paid under the NorthSTAR Plan and/or the NGC Incentive Compensation Plan, will be determined in May 1996.

(4) The amounts in this column represent the cash payouts from the Company's Long-Term Incentive Compensation Plan at the end of the five-year periods since the awards were made.

(5) The amounts in this column include the Company's contributions to the Employee Savings Plan (described below) for the executives and to the Employee Stock Ownership Plan (described below) as well as the amounts paid by the Company with respect to term life insurance for the benefit of the executives. For the executives named in this table, for 1995 such amounts under the Employee Savings Plan, ESOP Plan, and life insurance respectively, were as follows: Mr. Lewis: $4,259, $5,739. and $4,351; Mr. Hylland: $3,452, $1,433, and $1,144; Mr.
     Donnell:  $3,282, $4,568, and $3,625; ; Mr. Leyendecker:  $3,131,
     $5,514, and $2,698; and Mr. Dietrich:  $2,762, $2,931, and $2,129.


                         Long-Term Incentive Plan

                                                 Performance or Other
                                                     Period Until
      Name               Number of Units*        Maturation or Payout
-----------------        ---------------         --------------------

M. D. Lewis                    1,560                   5 years
R. R. Hylland                    524                   5 years
A. R. Donnell                    542                   5 years
R. F. Leyendecker                480                   5 years
A. D. Dietrich                   445                   5 years

   *The amounts in this column represent the phantom stock awards made during 1995 pursuant to the Company's Long-Term Incentive Compensation Plan, which is described under Executive Management Compensation.

No Stock Option or SAR Tables

     Tables showing grants or exercises of stock option grants or stock appreciation rights are not included in this report because the Company does not provide these benefits as compensation to its directors or officers.
Director Compensation

     Directors who are not officers of the Company annually receive 250 shares of common stock of the Company and are paid $1,250 each quarter for serving on the Board of Directors and an attendance fee of $1,000 for attendance at each regular or special meeting of the Board of Directors. Directors are also paid $700 for each meeting of a committee on which such director serves and $300 for each quarter during which they serve as chairman of a committee of the Board of Directors. Directors receive one-half of the meeting fee for telephonic conference board or committee meetings. Directors may elect to defer receipt of their compensation as directors until they cease to be directors. The deferred compensation may be invested in an account which earns interest at the same rate as accounts in the employee savings plan or in a deferred compensation unit account in which the deferred compensation is converted into deferred compensation units on the basis that each unit is at the time of investment equal in value to the fair market value of one share of the Company's Common Stock, sometimes referred to as "phantom stock units." Additional units based on the dividends paid on the Company's Common Stock are added to the directors' deferred compensation unit account. Following the director's retirement, the value of the deferred compensation units is paid in cash in an amount determined by multiplying the accumulated deferred compensation units by the average of the closing prices of the Company's Common Stock for the ten days preceding such event. Directors who are also officers are not separately compensated for services as a director. Mr. R. A. Wilkens, as Chairman of the Board, has been paid an annual fee of $52,000 payable monthly, in lieu of the normal directors' fees.

     In 1987, the Board of Directors approved a retirement plan for non-employee directors who have served for at least five years. Upon retiring as a director, the retired director or that director's surviving spouse is entitled to receive retirement benefits equal to the quarterly retainer fee then paid to active outside directors of the Company for the same number of months as he served as a director. If the outside director retires before reaching age sixty-five, the retirement benefit to be paid upon retirement is reduced by five per cent for each year of age less than age sixty-five at the time of retirement. In no event is any retirement benefit paid to any retired director prior to age sixty-five.

Employee Savings Plan

     In 1984, the Company adopted and implemented an employee savings plan which permits all employees to defer receipt of compensation as provided in
Section 401(k) of the Internal Revenue Code. Under the provisions of this savings plan, any employee may elect to direct that up to twelve percent (12%) of his or her gross compensation be paid to the plan administrator for the employee's account. Any amount so deferred by the employee, up to a present maximum of $9,500, is exempt from current federal income tax. Directors who are not employees are not eligible to participate in this plan. To encourage participation in this employee savings plan, the Company contributes to the account of participating employees 50 cents for each one dollar contributed by the employee, up to a maximum Company contribution of three percent (3%) of the employee's gross compensation. Upon retirement from the Company, employees may receive distributions from their savings accounts held by the plan administrator.

Employee Stock Ownership Plan

     In 1976, the Board of Directors adopted the Company's Employee Stock Ownership Plan ("ESOP") pursuant to the provisions of the Tax Reduction Act of 1975 and the Tax Reform Act of 1976. All full-time employees who are at least 21 years old and have one year of service with the Company are eligible to participate in the ESOP, but directors who are not also full-time employees of the Company do not qualify to participate. The ESOP is funded with federal income tax savings which result from tax laws applicable to such employee benefit plans. Shares of stock acquired by the ESOP are allocated to participants' accounts in proportion to the compensation of employees during the particular year for which allocation is made. Under the provisions of the ESOP, shares held for a participant's account may be distributed to the participant or sold on behalf of the participant upon retirement from employment with the Company. Prior to distribution, dividends paid on shares in the participant's account are reinvested in additional shares.

Pension Plan

     The Company has a Pension Plan in which all employees 21 years of age and over are eligible to participate after one year of service. Directors who are not employees are not eligible to participate in the Pension Plan. The Pension Plan is a non-contributory funded plan providing an annual pension benefit upon normal retirement at age 62 or early retirement to those employees meeting the eligibility requirements under the Pension Plan. The amount of the annual pension is based upon average annual earnings for the five consecutive highest paid calendar years during the 10 years immediately preceding retirement. Upon retirement on the normal retirement date, the annual pension to which an eligible employee becomes entitled under the present Pension Plan amounts to 1.34% of average annual earnings up to the Covered Compensation base plus 1.75% of such earnings in excess of the Covered Compensation base, multiplied by all years of credited service. Covered Compensation is determined for each employee as the average of the taxable wage bases for Social Security tax purposes in each of the calendar years during the period beginning with the later of the year in which the employee reached 30 or 1961 and ending with the calendar year in which the employee reaches age 64. The annual pension benefit is not subject to any deduction for Social Security Benefits or other offset amounts.

     Based upon average annual compensation and years of credited service as illustrated in the table below, the annual pension commencing at normal retirement for retirements processed in 1996 based on the provisions of the Pension Plan as it existed on December 31, 1995, would be:
 Average                          Years of Service
 Annual      ----------------------------------------------------------
Earnings        15        20        25        30        35        40
--------     -------   -------   -------   --------  --------  --------

$ 25,000...  $ 4,867   $ 6,489  $  8,111   $  9,733  $ 11,355  $ 12,978
  50,000...   11,429    15,239    19,048     22,858    26,668    30,478
  75,000...   17,992    23,989    29,986     35,983    41,980    47,978
 100,000...   24,554    32,739    40,923     49,108    57,293    65,478
 125,000...   31,117    41,489    51,861     62,233    72,605    82,978
 150,000...   37,679    50,239    62,798     75,358    87,918   100,478
 175,000...   44,242    58,989    73,736     88,483   103,230   117,978
 200,000...   50,804    67,739    84,673    101,608   118,543   135,478
 225,000      57,367    76,489    95,611    114,733   133,855   152,978
 250,000      63,929    85,239   106,548    127,858   149,168   170,478

     The years of credited service under the Pension Plan for the executive officers shown in the preceding summary compensation table are as follows:
M. D. Lewis, 20 years; R. R. Hylland, 6 years; A. R. Donnell, 25 years; R.
F. Leyendecker, 21 years; A. D. Dietrich, 17 years.

     The Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, places limitations on the amount of the annual pension which can be paid from a tax-qualified pension plan. Under certain circumstances, the pension benefit to which an employee of the Company is entitled under the Company's Pension Plan may exceed the limitations under ERISA. In 1987, the Board of Directors adopted a Pension Equalization Plan, as permitted by ERISA, which provides for payment to retired employees of the amount by which the normal pension benefit determined in accordance with the formula provided in the Pension Plan exceeds the ERISA limitations. In this manner, all employees are treated equally in accordance with the terms of the Pension Plan.


Salary Continuation Plan

     In 1983, the Company implemented a non-qualified salary continuation plan for directors and selected management employees. In 1995 a total of 74 directors and eligible employees participated in this plan. The plan provides for certain amounts of salary continuation in the event of death before or after retirement, or in the alternative, certain supplemental retirement benefits in lieu of any death benefits after age 65. Generally, death benefits will vary from 45% to 75% of salary for up to 15 years, and supplemental retirement benefits from 25% to 40% of current salary. Life insurance is carried on each plan participant in favor of the Company to indirectly fund future benefit payments. Part of the cost of the life insurance carried by the Company is allocated to participants in the plan. The program is designed so that if assumptions made as to mortality experience, policy dividends or credits, and other actuarial factors are realized, the Company will more than recover its cost of this program. Consequently, the cost of any one individual participant cannot be properly allocated or determined because of the overall actuarial plan assumptions and the cost recovery feature of the plan. Therefore, no amount attributable to this plan has been included in the summary compensation table above.

Termination Benefit Agreements

     The Company has agreements with Messrs. Lewis, Hylland, Donnell, Leyendecker, Dietrich, and five other officers which provide termination benefits if their employment by the Company terminates for any reason (other than death, disability, retirement at age 65 or such earlier age that the Board of Directors approves, or discharge for gross misconduct in the performance of employment duties that materially injures the Company) within thirty-six months after a "change in control" or "major transaction" event. A change in control event occurs if a person acquires 20% or more of the voting power of the Company's securities. A major transaction event occurs if the stockholders of the Company approve a merger or consolidation in which less that two-thirds of the Board of Directors of the Company continue to serve, the stockholders of the Company approve a plan of liquidation of the Company, or the stockholders of the Company approve a sale or disposition of all or substantially all of the Company's assets.
As part of the termination benefits, the Company must pay the executive officer a lump sum payment equal to three times the person's base salary and average NorthSTAR Plan or NGC Incentive Compensation Plan payment. The Company must also provide the officer with health, disability and life insurance coverages in amounts substantially equal to those he or she was receiving at the time of the termination. Also, on the officer's normal retirement date, the Company must pay the officer, or his or her estate in the event of death, a lump sum amount equal to the actuarial equivalent of the additional retirement benefits that would have been due under the Company's pension plans, if employment had continued for the period for which the benefits referred to in the preceding sentence are payable. To the extent that such benefits are subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code of 1954, as amended, with respect to excess "parachute payments" under Section 180G of such Code, the Company will be responsible for such tax. The termination benefits under each of the agreements are to be provided regardless of whether the officer is able to obtain other employment. Each agreement is in effect for a term of three years, provided that another year is automatically added to the term on each anniversary date unless either party has given the other notice that it does not wish to extend the term.

Reports to the Securities and Exchange Commission

     The report on United States Securities and Exchange Commission Form 3 for Vice President-Finance D. K. Newell was inadvertently filed twelve days after the reporting date for the form. Mr. Newell's Form 3, which was filed on August 24, 1995, indicated that he owned no securities of the Company at the time he was elected to be an officer of the Company.

                             PERFORMANCE GRAPH

     The following Stock Price Performance Graph compares the cumulative total return* on the Company's Common Stock, the S&P Stock Index and an Edison Electric Institute peer group index of 41 combination gas and electric utility companies** for a five year period:

                                  (GRAPH)

                      NWPS         S&P 500        EEI Peer
                      ----         -------        --------
Base 12/30/90       $100            $100          $100
1991                 133.59          130           129.68
1992                 153.97          140           142.72
1993                 166.66          155           159.45
1994                 164.67          157           138.93
1995                 183.74          215           176.64

  *Cumulative total return assumes quarterly reinvestment of dividends.

   **Baltimore Gas & Electric Co.; Central Hudson Gas & Elec. Corp.; CILCORP Inc.; CINERGY Corp.; CIPSCO, Inc.; CMS Energy Corp.; Commonwealth Energy System; Consolidated Edison Co. of N.Y.; Delmarva Power & Light Co.;
  DPL, Inc.; Enova; IES Industries, Inc.; Illinova Corp.; Interstate Power Co.; LG&E Energy Corp.; Long Island Lighting Co.; Madison Gas & Electric Co.; MidAmerican Energy; Montana Power Co.; New York State Elec. & Gas Corp.; Niagara Mohawk Power; NIPSCO Industries, Inc.; Northern States Power Co.; Northwestern Public Service Co.; Orange & Rockland Utilities, Inc.; Pacific Gas & Electric Co.; PECO Energy; Public Service Co. of Colo.; Public Service Co. of New Mexico; Public Service Enterprise
  Group; Rochester Gas & Electric Corp.; Scana Corp.; Sierra Pacific Resources; Southern Indiana Gas & Elec. Co.; St. Joseph Light & Power
  Co.; Utilicorp United; Washington Water Power Co.; Western Resources; Wisconsin Energy Corp.; WPS Resources; and WPL Holdings, Inc.

            AMENDMENTS TO AUTHORIZE ADDITIONAL STOCK, TO LIMIT
           THE ABILITY TO CALL SPECIAL MEETINGS OF STOCKHOLDERS,
            TO MODIFY TERMS OF THE CUMULATIVE PREFERRED STOCK,
           AND TO REMOVE RESTRICTION ON DECLARATION OF DIVIDENDS

     Your Board of Directors has proposed and recommends the adoption of six amendments to the Company's Restated Certificate of Incorporation. These amendments will (1) increase from 200,000 to 1,000,000 the number of authorized shares of the Company's Preference Stock, par value $50 per share; (2) eliminate the ability of shareholders or a vice president or the secretary of the Company to call a special meeting of stockholders; (3) increase from 300,000 to 1,000,000 the number of authorized shares of the Company's Cumulative Preferred Stock, par value $100 per share; (4) eliminate the so-called income coverage requirement which heretofore has had to be satisfied in order to issue additional Cumulative Preferred Stock without obtaining approval by the holders of at least two-thirds of the outstanding shares of Cumulative Preferred Stock; (5) eliminate the requirement that approval by the holders of a majority of the Cumulative Preferred Stock be obtained in order for the Company to issue or assume notes, debentures or other securities representing unsecured indebtedness of the Company in excess of 25% of the Company's total capitalization (as defined in the Restated Certificate of Incorporation); and (6) eliminate the restrictions which apply to dividends on other distributions on, and to purchases or other acquisitions of, the Company's Common Stock when the Company's Common Stock equity is less than prescribed percentages of the Company's total capitalization (as defined in the Restated Certificate of Incorporation), unless approval of at least two-thirds of the outstanding shares of the Cumulative Preferred Stock is obtained. The text of each of these amendments appears in Exhibit A to this Proxy Statement.

     The purpose of these amendments is to make additional shares of capital stock available for financing the future business needs of the Company, to limit the ability to call a special meeting of stockholders to the Chairman of the Board or the President, and to increase the flexibility which the Board of Directors of the Company will have in selecting the means of financing a particular need when it arises.

     If the additional shares of Preference Stock and Cumulative Preferred Stock are authorized, they may be issued from time to time for such consideration (not less than the par value thereof) and under such circumstances as the Board of Directors of the Company may determine, without further action by the stockholders. The terms of the Company's Common Stock, Preference Stock and Cumulative Preferred Stock do not grant to the holders of such stock preemptive rights to subscribe to or acquire any additional stock which the Company may issue.

     If the amendment to eliminate the ability of stockholders or a vice president or the secretary of the Company to call a special meeting of stockholders is authorized, special meetings of stockholders could be called at the request of the Chairman of the Board or the President, but not at the request of a vice president, the secretary, or stockholders holding a majority of outstanding shares entitled to vote.

     This amendment, when coupled with the requirement that voting stockholders act only at meetings and not by written consent, will have the effect of limiting voting on matters initiated by stockholders to the Company's annual meetings. This would limit the ability of stockholders to remove the Board of Directors prior to an annual meeting. In addition, this amendment, when coupled with the requirement that voting stockholders act only at meetings and not by written consent, could have the effect of enabling a majority of the incumbent Board of Directors to delay until the annual meeting any action that required stockholder approval, even if the proponents of the action had sufficient stockholder votes to obtain approval of the action at a special meeting of stockholders. It is the Company's intention that the elimination of the ability of stockholders to call a special meeting, in conjunction with the existing restriction on the use of the written consent procedure, will encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's-length negotiations with the Company's management and Board of Directors.

     If the terms of the Cumulative Preferred Stock are modified as proposed, additional shares of Cumulative Preferred Stock could be issued from time to time as the Board of Directors of the Company may determine, without further action by the stockholders, in excess of what would have been permitted under the income coverage formula that will be deleted. Similarly, securities evidencing unsecured indebtedness of the Company could be issued from time to time as the Board of Directors of the Company may determine, without further action by the stockholders, in excess of what would have been permitted under the 25% of capitalization limitation that will be deleted.

  If the restrictions on paying dividends on the Company's Common Stock are eliminated as provided for in the above-mentioned sixth proposed amendment to the Company's Restated Certificate of Incorporation, the Board of Directors of the Company will have increased flexibility to determine the amount of dividends to be paid on the Company's Common Stock, without being subject to the present restrictions which depend on the ratio of the Company's "Common Stock equity" to the Company's "total capitalization." Under the provisions in the Company's Restated Certificate of Incorporation which are proposed to be deleted by the amendment, approval by the holders of at least two-thirds of the outstanding shares of the Company's Cumulative Preferred Stock (of all series) is required before dividends or other distributions (other than in shares of Common Stock) on the Common Stock may be declared and paid, or before the Company may purchase or otherwise acquire for value shares of its Common Stock (such dividends, distributions, purchases and other acquisitions being collectively called "dividends on its Common Stock" in the Restated Certificate of Incorporation and herein) if the following limitations are exceeded:

     -if the Company's Common Stock equity at the end of the month preceding the date on which the dividend, distribution, purchase or acquisition is declared is less than (or as a result of such action would become less than) 20% of the Company's total capitalization, the dividends on its Common Stock declared during the 12 months ending with the current declaration may not exceed 50% of the net income of the Company available for dividends on its Common Stock for the 12 months immediately preceding the month in which such dividend is declared, without first obtaining such approval of the Preferred Stockholders; and

     -such restriction is fixed at 75% of such net income of the Company available for dividends on its Common Stock if the Company's Common Stock equity is 20% or more, but less than 25% of "total capitalization"; but

     -no such dividend restriction applies if the Company's Common Stock equity is 25% or more of the Company's total capitalization if the declaration of the dividend, distribution, purchase or other acquisition will not reduce such Common Stock equity below the 25% level.

     For purposes of the above restrictions, "total capitalization" of the Company is the total of its Common Stock equity, plus the par or stated value of all the Company's outstanding stock having a preference as to dividends or liquidation rights over the Company's Common Stock, plus the total of all of the Company's evidences of indebtedness maturing one year or more after the date of issue.

     By eliminating the foregoing formula, the Board of Directors will have the authority and responsibility for determining the amount of dividends or other distributions and of purchases or other acquisitions for value with respect to the Company's Common Stock, based upon all relevant considerations and not just the particular level of the Company's Common Stock equity. These restrictions have not previously operated to restrict dividends or other distributions, or stock purchases or other acquisitions for value, nor does the Company have any present plan to operate at capitalization ratios that would cause such restrictions to apply. Nevertheless, this amendment is recommended for adoption by your Board of Directors to provide the requested flexibility should the situation ever arise in the future in which the deleted provisions might have applied.

     The Company does not now have any present plan to issue any shares of Preference Stock or any additional shares of Cumulative Preferred Stock or to issue securities evidencing unsecured indebtedness of the Company in excess of 25% of the Company's total capitalization. Although the presently authorized shares of Cumulative Preferred Stock and Preference Stock, and the limitations on issuing additional shares of Cumulative Preferred Stock or securities evidencing unsecured indebtedness of the Company, which are presently in the terms of the Cumulative Preferred Stock, have been sufficient and adequate for the Company, the Board of Directors believes that it is desirable to make the proposed changes so that the Board of Directors of the Company will have the flexibility in raising capital for the Company's possible future needs without further stockholder action. The proposed amendments will enhance the flexibility in connection with possible future actions, such as acquisitions of other businesses and properties (whether in the public utility field or otherwise), funding future construction programs of the Company and possible future business development activities, and funding stock repurchases if and when it should become advisable to revise the capitalization structure of the Company. With the proposed amendments, the Board of Directors of the Company will determine whether, when and on what terms the issuance of shares of Cumulative Preferred Stock and Preference Stock, and the issuance of securities evidencing unsecured indebtedness, may be warranted in connection with any of the foregoing purposes, and without the delay that could be involved in seeking stockholder approval for the specific issuances.

     The availability for issuance of the additional shares of Cumulative Preferred Stock and Preference Stock, and the greater flexibility for issuing additional shares of Cumulative Preferred Stock and securities evidencing unsecured indebtedness of the Company, could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company. The Company is not aware of any pending or threatened efforts by any party to obtain control of the Company.

Proposed Amendment to Increase
Authorized Shares of Preference Stock

     The first of the proposed amendments to the Company's Restated Certificate of Incorporation will increase to 1,000,000 the authorized number of shares of the Company's Preference Stock, par value $50 per share. (See amendment proposal 1 in Exhibit A to this Proxy Statement.) At present, 200,000 shares are authorized, none of which have been issued.

     The terms and conditions of the Preference Stock are summarized in Exhibit B to this Proxy Statement. Adoption of this proposed amendment requires the favorable vote of the holders of a majority of the outstanding shares of Common Stock of the Company. Proxies of the holders of such stock will be voted on this amendment as specified thereon, but in the absence of such a specification, the proxies will be voted in favor of the proposed amendment.

  ----------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSED AMENDMENT. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES OF COMMON STOCK WILL BE VOTED FOR THIS AMENDMENT.
  ----------------------------------------------------------------------

Proposed Amendment to Eliminate the Ability of Stockholders or a Vice President or the Secretary of the Company to Call a Special
Meeting of Stockholders

     The second of the proposed amendments to the Company's Restated Certificate of Incorporation will eliminate the ability of stockholders or a vice president or the secretary of the Company, leaving the ability of the Chairman of the Board or the President, to call a special meeting of stockholders. (See amendment proposal 2 in Exhibit A to this Proxy Statement.)

     This proposed amendment has been unanimously recommended by the Board of Directors. Accordingly, adoption of this proposed amendment requires the favorable vote of the holders of a majority of the outstanding shares of Common Stock of the Company. Proxies of the holders of such stock will be voted on this amendment as specified thereon, but in the absence of such a specification, the proxies will be voted in favor of the proposed amendment.

  ----------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSED AMENDMENT. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES OF COMMON STOCK WILL BE VOTED FOR THIS AMENDMENT.
  ----------------------------------------------------------------------

Proposed Amendment to Increase Authorized
Shares of Cumulative Preferred Stock

     The third of the proposed amendments to the Company's Restated Certificate of Incorporation will increase to 1,000,000 the authorized number of shares of the Company's Cumulative Preferred Stock, par value $100 per share. (See amendment proposal 3 in Exhibit A to this Proxy Statement.) At present, 300,000 shares of Cumulative Preferred Stock are authorized, of which 37,600 shares are now issued and outstanding, leaving 262,400 shares currently available for future issuance.

     The terms and conditions of the Cumulative Preferred Stock are summarized in Exhibit C to this Proxy Statement. Adoption of this proposed amendment requires the favorable vote of the holders of a majority of the outstanding shares of Cumulative Preferred Stock, voting as a separate class, and the holders of a majority of the outstanding shares of Common Stock. Proxies of the holders of each such class of stock will be voted on the amendment as specified thereon, but in the absence of such specification, the proxies will be voted in favor of the proposed amendment.

  ----------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSED AMENDMENT. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES OF COMMON STOCK AND CUMULATIVE PREFERRED STOCK WILL BE VOTED FOR THIS AMENDMENT.
  ----------------------------------------------------------------------

Proposed Amendment to Eliminate Income Coverage
Requirement For Issuance Of Cumulative Preferred Stock

     The fourth of the proposed amendments to the Company's Restated Certificate of Incorporation will eliminate the income coverage requirement for issuing Cumulative Preferred Stock without obtaining approval of the outstanding shares of Cumulative Preferred Stock. (See amendment proposal 4 in Exhibit A to this Proxy Statement.)

     This amendment will delete subparagraph (c)(i) in subdivision 6-I of Division A of Article Fourth of the Company's Restated Certificate of Incorporation which requires approval by the holders of at least two-thirds of the outstanding shares of Cumulative Preferred Stock, voting separately as a class, in order to authorize the issuance of additional Cumulative Preferred Stock (or securities convertible into such stock) whenever the Company's gross income for any 12 consecutive months period within the 15 calendar months preceding the month of issuance (after deducting depreciation expense and taxes) available for payment of interest shall not have been at least one and one-half times the sum of (i) the interest expense on all interest bearing indebtedness of the Company (including amortization of debt discount and expense or premium on debt in such 12 month period) which will be outstanding at the date of issue of such stock or convertible securities and (ii) the annual dividend requirements on the Cumulative Preferred Stock that will be outstanding on the date of issue, after giving effect to the stock or securities to be issued. In the absence of such provision, the amount of Cumulative Preferred Stock that could be issued by the Company at a given time will be determined by the Board of Directors based on market conditions.

     Adoption of this proposed amendment requires the favorable vote of the holders of at least two-thirds of the outstanding shares of Cumulative Preferred Stock, voting as a separate class, and the holders of a majority of the outstanding shares of Common Stock of the Company. Proxies of the holders of each such class of stock will be voted on the amendment as specified thereon, but in the absence of such specification, the proxies will be voted in favor of the proposed amendment.

  ----------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES OF COMMON STOCK AND CUMULATIVE PREFERRED STOCK WILL BE VOTED FOR THIS AMENDMENT.
  ----------------------------------------------------------------------

Proposed Amendment to Eliminate Limit
On Unsecured Indebtedness Securities

     The fifth of the proposed amendments to the Company's Restated Certificate of Incorporation will eliminate the present requirement for obtaining approval by the holders of a majority of the outstanding shares of Cumulative Preferred Stock before the Company can issue or assume unsecured indebtedness securities in excess of 25% of the Company's aggregate capitalization. (See amendment proposal 5 in Exhibit A to this Proxy Statement).

     Adoption of this proposed amendment requires the favorable vote of the holders of at least a majority of the outstanding shares of Cumulative Preferred Stock, voting as a separate class, and the holders of a majority of the outstanding shares of Common Stock of the Company. Proxies of the holders of each such class of stock will be voted as specified thereon, but in the absence of such specification, the proxies will be voted in favor of the proposed amendment.

  As of January 31, 1996, the Company had no outstanding unsecured indebtedness securities. Historically, the Company has utilized unsecured indebtedness financing as an interim means of financing its business needs until it can be refunded by funds generated by operations or funds obtained from longer-term financings. The Company presently expects to continue such use of unsecured indebtedness financing. However, the Board of Directors believes such future use, in addition to the development in the financial markets of other uses of unsecured indebtedness financing, makes it advisable to provide more flexibility for such financing. For example, financing techniques currently in use in the financial markets, such as for pollution control financing, medium term note financing and monthly income preferred securities, could broaden the need for unsecured borrowing authority. If the proposed amendment is adopted and made effective, the use of unsecured indebtedness financing would be determined by the Board of Directors, based on market conditions and the needs of the Company from time to time.

  ----------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES OF COMMON STOCK AND CUMULATIVE PREFERRED STOCK WILL BE VOTED FOR THIS AMENDMENT.
  ----------------------------------------------------------------------

Proposed Amendment to Delete Restrictions on
Dividends on Common Stock

     The sixth of the proposed amendments to the Company's Restated Certificate of Incorporation will delete paragraph 2 in Division B of Article Fourth therein in its entirety.(See amendment proposal 6 in Exhibit A to this Proxy Statement). Such paragraph 2 requires approval by the holders of at least two-thirds of the outstanding shares of Cumulative Preferred Stock, voting separately as a class, before dividends or other distributions (except in shares of Common Stock) or purchases or other acquisitions for value with respect to the Company's Common Stock may be authorized when the Common Stock equity is at, or below, prescribed percentages of the Company's total capitalization. In the absence of such provisions, the amount and timing of such dividends or other distributions and purchases or other acquisitions for value will be determined by the Board of Directors of the Company, according to its judgment as to what should be done under the circumstances existing at the time the Board takes action.

     Adoption of this proposed amendment requires the favorable vote of the holders of two-thirds of the outstanding shares of Cumulative Preferred Stock, voting as a separate class, and the holders of a majority of the outstanding shares of Common Stock of the Company. Proxies of the holders of each such class of stock will be voted as specified thereon, but in the absence of such specification, the proxies will be voted in favor of the proposed amendment.

  ----------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES OF COMMON STOCK AND CUMULATIVE PREFERRED STOCK WILL BE VOTED FOR THIS AMENDMENT.
  ----------------------------------------------------------------------

                               ANNUAL REPORT

     A copy of the Company's Annual Report for the year ended December 31, 1995, is being sent to all stockholders of record as of March 4, 1996, the record date for the determination of stockholders entitled to vote at the Annual Meeting of Stockholders. Attention is directed to the financial statements and Management's Discussion and Analysis in such Annual Report which are incorporated herein by reference.

                      INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has served as the Company's independent public accountants continuously since 1932. Upon the recommendation of the Audit Committee, the Board of Directors have selected Arthur Andersen LLP to serve as the Company's independent public accountants during the current year. Representatives of Arthur Andersen LLP will attend the Annual Meeting of Stockholders and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     During 1995, the Company also engaged Arthur Andersen LLP to render certain non-audit professional services. The Audit Committee of the Board of Directors approved the audit and non-audit services and considered the possible effect of the non-audit services on the independence of the accountants prior to the time the services were rendered.

                    SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholders who wish to present proposals for consideration at the 1997 Annual Meeting of Stockholders should submit their proposals, together with any supporting statements, to the Company on or before November 15, 1996. No proposal will be considered unless it is received at least ninety days before the meeting. Proposals should be sent to the Corporate Secretary of the Company.

                               OTHER MATTERS

     The management does not know of any matter to be brought before the meeting, other than the matters described in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy solicited by the Board of Directors will vote all proxies which have been properly executed, and if any matters not set forth in the Notice of Annual Meeting are properly brought before the meeting, such persons will vote thereon in accordance with their best judgment.

                              By order of the Board of Directors

                              ALAN D. DIETRICH
                              Vice President-Corporate Services
                              and Corporate Secretary
                              Northwestern Public Service Company

March 15, 1996



PLEASE COMPLETE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY SO THAT YOUR STOCK MAY BE REPRESENTED AND VOTED AT THE ANNUAL MEETING.


     MANAGEMENT HEREBY UNDERTAKES TO PROVIDE TO EACH STOCKHOLDER WHOSE PROXY IS SOLICITED FOR THE 1996 ANNUAL MEETING, UPON WRITTEN REQUEST AND WITHOUT CHARGE, A COPY OF THE COMPANY'S 1995 ANNUAL REPORT (FORM 10-K) TO THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE DIRECTED TO ALAN D. DIETRICH, VICE PRESIDENT-CORPORATE SERVICES AND CORPORATE SECRETARY, NORTHWESTERN PUBLIC SERVICE COMPANY, 600 MARKET STREET, HURON, SOUTH DAKOTA 57350-1318.
EXHIBIT A

                          PROPOSED AMENDMENTS TO
                   RESTATED CERTIFICATE OF INCORPORATION
                  OF NORTHWESTERN PUBLIC SERVICE COMPANY

AMENDMENT PROPOSAL 1:  INCREASE IN AUTHORIZED PREFERENCE STOCK

     RESOLVED that the first paragraph of Article Fourth of the Restated Certificate of Incorporation of Northwestern Public Service Company (the "Company"), as heretofore amended, is hereby amended to increase the total authorized capital stock of the Company by increasing to 1,000,000 the number of authorized shares of Preference Stock, of the par value of $50 per share, of the Company.

AMENDMENT PROPOSAL 2: ELIMINATE ABILITY OF STOCKHOLDERS AND COMPANY VICE PRESIDENT AND SECRETARY TO CALL SPECIAL MEETING

     RESOLVED that Section 1 of Division B of Article Fourth of the Restated Certificate of Incorporation of Northwestern Public Service Company, as heretofore amended, is hereby amended by deleting therefrom certain language, italicized below.

Note: The language to be deleted is the italicized portion of the following excerpt from the Company's Restated Certificate of Incorporation:

     The holders of the Common Stock shall be entitled to one vote for each share of such stock held by them at any meeting of stockholders for any purpose or matter submitted to a vote at a meeting of the stockholders. Any action required or permitted to be taken by the holders of the Common Stock shall be taken only at an annual meeting or special meeting of such holders and shall not be taken without a meeting by a consent in writing. Special meetings of stockholders of the corporation may be called at any time by the Chairman of the Board of Directors, by the President,<italics> by any one of the Vice Presidents, by the Secretary or upon the written request of the holders of a majority of the capital stock of the corporation outstanding at the time and entitled to vote on the matter or matters to be presented at the meeting <end italics>, on at least ten days' notice to each stockholder by mail at such stockholder's last known post office address, specifying the time, place and object of the special meeting.

AMENDMENT PROPOSAL 3:  INCREASE IN AUTHORIZED CUMULATIVE PREFERRED STOCK

     RESOLVED that the first paragraph of Article Fourth of the Restated Certificate of Incorporation of Northwestern Public Service Company (the "Company"), as heretofore amended, is hereby amended to increase the total authorized capital stock of the Company by increasing to 1,000,000 the number of authorized shares of Cumulative Preferred Stock, of the par value of $100 per share, of the Company (such Cumulative Preferred Stock being also called "New Preferred Stock" in said Restated Certificate of Incorporation).


AMENDMENT PROPOSAL 4:  DELETION OF THE INCOME COVERAGE REQUIREMENT

     RESOLVED that the Restated Certificate of Incorporation of Northwestern Public Service Company, as heretofore amended, is hereby amended by deleting therefrom in its entirety subparagraph (c)(i) in subdivision 6-I of Division A of Article Fourth therein.

Note: The provision to be deleted is the italicized portion of the following excerpt from the Company's Restated Certificate of Incorporation:

          So long as any shares of New Preferred Stock are outstanding, the Company shall not, without the affirmative vote given at a stockholders' meeting whereat the New Preferred Stock shall vote separately as a class, or without the written consent, of the record holders of two-thirds of the outstanding shares of New Preferred Stock:

                               *     *     *

          (c) Issue any shares of New Preferred Stock or shares of any stock ranking pari passu with the New Preferred Stock as to dividends or liquidation rights, or any securities convertible into shares of New Preferred Stock or stock ranking pari passu with the New Preferred Stock as to dividends or liquidation rights, otherwise than in exchange for or for the purpose of effecting the redemption or other retirement of, not less than an equal number of shares of New Preferred Stock or shares of any stock ranking pari passu with the New Preferred Stock as to dividends or liquidation rights, at the time outstanding, unless

(the text in paragraph (i) that follows will be printed in italics)

               (i) the gross income of the Company for a period of twelve consecutive calendar months within the fifteen calendar months next preceding the month within which such shares or convertible securities are issued, determined in accordance with generally accepted accounting principles (but in any event after deducting the amount for said period mentioned above charged by the Company in its income statements to depreciation expense and taxes) to be available for the payment of interest shall have been at least one and one-half times the sum of (A) the interest requirements for a twelve months' period on all interest bearing indebtedness of the Company (including amortization of debt discount and expense or of premium on debt, as the case may be, applicable to the aforesaid twelve months' period) which will be outstanding at the date of issue of such shares or convertible securities and (B) the dividend requirements for a twelve months' period upon all shares of New Preferred Stock and on all other shares of stock, if any, ranking prior to or pari passu with the New Preferred Stock as to dividends or liquidation rights, which will be outstanding after the issue of the shares or convertible securities proposed to be issued; provided that there may be excluded from the foregoing computations interest charges on all indebtedness and dividends on all shares which are to be retired in connection with the issue of such additional shares or convertible securities; and provided, further, that where such additional shares or convertible securities are to be issued in connection with the acquisition of new property, the net earnings of the property to be so acquired may be included on a pro forma basis in the foregoing computations computed on the same basis as net earnings of the Company; and

               (ii) the Common Stock equity as defined in subdivision 2 of Division B hereof shall be not less than the aggregate par value of all shares of New Preferred Stock and the aggregate par value or stated value of all other shares of stock, if any, ranking prior to or pari passu with the New Preferred Stock as to dividends or liquidation rights, which will be outstanding after the issue of the shares or convertible securities proposed to be issued.

AMENDMENT PROPOSAL 5:  DELETION OF THE UNSECURED INDEBTEDNESS SECURITIES
LIMITATION

     RESOLVED that the Restated Certificate of Incorporation of Northwestern Public Service Company, as heretofore amended, is hereby amended by deleting therefrom in its entirety subparagraph (a) in subdivision 6-II of Division A of Article Fourth.

Note: The provision to be deleted is the italicized portion of the following excerpt from the Company's Restated Certificate of Incorporation:

          So long as any shares of New Preferred Stock are outstanding, the Company shall not, without the affirmative vote given at a stockholders meeting whereat the New Preferred Stock shall vote separately as a class, or without the written consent, of the record holders of a majority of the outstanding shares of New Preferred Stock:

(the text in paragraph (a) that follows will be printed in italics)

               (a)  Issue or assume any unsecured notes,
          debentures or other securities representing unsecured indebtedness, other than for the purpose of refunding secured or unsecured indebtedness theretofore created or assumed by the Company and then outstanding, or other than for the purpose of effecting the retirement, by redemption or otherwise, of shares of New Preferred Stock, or shares of a class of stock ranking prior to or pari passu with the New Preferred Stock as to dividend or liquidation rights, if immediately after such issue or assumption, the total principal amount of all unsecured notes, debentures or other securities representing unsecured indebtedness issued or assumed by the Company and then outstanding would exceed 25% of the aggregate of (i) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the Company and then outstanding, and (ii) the total of the capital stocks and premiums thereon and the surplus (paid-in, earned and other, if any) of the Company as then to be stated on its books;

AMENDMENT PROPOSAL 6: ELIMINATION OF RESTRICTION ON DECLARATION OF COMMON STOCK DIVIDENDS

     RESOLVED that the Restated Certificate of Incorporation of Northwestern Public Service Company, as heretofore amended, is hereby amended by deleting therefrom in its entirety Section 2 of Division B of Article Fourth. Note: The provision to be deleted is the following:

     So long as any shares of New Preferred Stock are outstanding, the right of the Company, except as otherwise authorized by the consent (given by vote in person or by proxy at a meeting called for that purpose or in writing) of the holders of at least two-thirds of the total number of shares of New Preferred Stock then outstanding, to pay or declare any dividends on its Common Stock (other than dividends payable in Common Stock) or to make any distribution on, or to purchase or otherwise acquire for value, any shares of its Common Stock (each and all of such actions being hereafter embraced in the term "dividends on its Common Stock"), shall be subject to the following limitations:

          (a) If and so long as the Common Stock equity (as hereinafter defined) at the end of the calendar month immediately preceding the date on which a dividend on its Common Stock is declared is, or as a result of such dividend would become, less than 20% of total capitalization (as hereinafter defined), the Company shall not declare dividends on its Common Stock in an amount which, together with all other dividends on its Common Stock declared within the year ending with but including the date of such dividend declaration, exceeds 50% of the net income of the Company available for dividends on its Common Stock for the twelve consecutive calendar months immediately preceding the month in which such dividend is declared; and

          (b) If and so long as the Common Stock equity (as hereinafter defined) at the end of the calendar month immediately preceding the date on which a dividend on its Common Stock is declared is, or as a result of such dividend would become, less than 25%, but 20% or more of total capitalization (as hereinafter defined) the Company shall not declare dividends on its Common Stock in an amount which, together with all other dividends on its Common Stock declared within the year ending with but including the date of such dividend declaration, exceeds 75% of the net income of the Company available for dividends on its Common Stock for the twelve consecutive calendar months immediately preceding the month in which such dividend is declared; and

          (c) At any time when the Common Stock equity is 25% or more of total capitalization, the Company shall not declare dividends on its Common Stock which together with all dividends on its Common Stock declared within the year ending with but including the date of such dividend declaration exceeds 75% of the net income of the Company available for dividends on its Common Stock for the twelve consecutive calendar months immediately preceding the month in which such dividend is declared, if the declaration of such dividend would reduce the Common Stock equity below 25% of its total capitalization.

     The total capitalization of the Company shall be deemed to consist of the sum of (a) the principal amount of all outstanding indebtedness of the Company represented by bonds, notes or other evidences of indebtedness maturing by their terms one year or more from the date of issue thereof,
(b) the aggregate amount of par or stated value represented by all issued and outstanding capital stock of all classes of the Company having preference as to dividends or upon liquidation over its Common Stock, and
(c) the Common Stock equity of the Company (as hereinafter defined).

     The Common Stock equity of the Company shall be deemed to consist of the sum of the amount of the par or stated value represented by all issued and outstanding Common Stock, including premiums on capital stocks, the earned surplus and the capital and paid-in, or other, if any, surplus of the Company, less (i) the amount of recorded value over original cost of used and useful utility plant, and (ii) any items set forth on the asset side of the balance sheet merely as a result of accounting conventions (such as unamortized debt discount and expense and capital stock discount and expense) and (iii) the excess, if any, of the aggregate amount payable on involuntary dissolution, liquidation or winding up of the Company on all outstanding shares of the Company having a preference as to dividends or upon liquidation over the Common Stock, over the aggregate amount of par or stated value represented by such outstanding shares; provided that no deductions shall be made in the determination of Common Stock equity for any of the amounts or items referred to in clauses (i), (ii) and (iii) of this subdivision, which are being amortized or are provided for by reserve.

     In computing such Common Stock equity there shall be deducted from earned surplus, any excess of the aggregate amount of all obligations of the Company with respect to maintenance, repairs, depreciation and retirements imposed by any mortgage or mortgages on the Company's property to the date of such computation over

          (a) all amounts expended by the Company to the date of computation for maintenance and repairs and included or reflected in its operation expenses, plus

          (b) all charges to and appropriations from income or earned surplus made by the Company to the date of such computation as provision for depreciation, retirements, or amortization of its plant and property, applicable to the period subsequent to January 1, 1946.

     Net income available for dividends on its Common Stock shall be determined in accordance with such system of accounts as may be prescribed by governmental authorities having jurisdiction in the premises, or, in the absence thereof, in accordance with sound accounting practice.

     Subject to such limitations, dividends may be paid on the Common Stock out of any funds legally available for the purpose, when and as declared by the Board of Directors.
EXHIBIT B

                      DESCRIPTION OF PREFERENCE STOCK

     By its terms, Preference Stock may be issued in one or more series as the Board of Directors may determine. Regardless of series, the Preference Stock will be junior to all of the Cumulative Preferred Stock (now or hereafter issued) but senior to the Common Stock on matters such as dividend and liquidation rights. Dividends on the Preference Stock will be cumulative at a rate to be fixed by the Board of Directors when the issuance of the shares is authorized.

     The Preference Stock will be entitled to vote only in the limited instances specified in the Restated Certificate of Incorporation or as may be required by law. The Restated Certificate of Incorporation provides that if the Company fails for four successive quarterly periods to pay the full dividend on such stock, then, until the dividend arrearage is eliminated, the Preference Stock, voting as a separate class, may elect two of the directors which the Common Stock would otherwise be entitled to elect. Further, approval by the holders of a majority of the Preference Stock, voting as a separate class, will be required for certain other transactions if provision has not been made to redeem the Preference Stock then outstanding. Such transactions include (i) amendments of the Company's Restated Certificate of Incorporation to authorize any stock (other than Cumulative Preferred Stock) ranking prior to the Preference Stock or convertible into such a prior-ranking stock; (ii) any proposal to merge or consolidate the Company with one or more other corporations, or to sell, lease or exchange all or substantially all of the Company's property and assets; and (iii) any amendments of the terms of the Preference Stock so as to affect the rights and preferences of such stock adversely, provided that if less than all of the series then outstanding are so affected adversely, then voting shall be by the series so affected.

     Under provisions in the Restated Certificate of Incorporation, various terms, including dividend rates, redemption prices, amounts payable upon liquidation, conversion rights, if any, and sinking fund provisions, if any, are to be determined by the Board of Directors for each series of Preference Stock prior to the issuance thereof. Such determinations would be made by the Board of Directors on the basis of market conditions prevailing at the time.
EXHIBIT C

                 DESCRIPTION OF CUMULATIVE PREFERRED STOCK

     The Cumulative Preferred Stock is issuable in such series as the Company's Board of Directors may determine. The dividend rates, redemption prices, amounts of liquidation preferences, conversion privileges (if any), sinking fund provisions (if any), and other rights, preferences, privileges, limitations and restrictions for shares of each series are fixed by the Board of Directors prior to the issuance of any shares of the series. Such terms of each new series will depend largely upon market conditions at the time of issuance.

     The holders of Cumulative Preferred Stock of each series are entitled, without priority among series, to receive, when declared, cumulative cash dividends at the annual rates fixed for the respective series, payable quarterly. No dividend or distribution (except those payable in shares of Common Stock) may be declared or paid on any junior stock (i.e., the Common Stock and, when issued, the Preference Stock), nor may any junior stock be purchased, redeemed or otherwise acquired for value by the Company unless all Cumulative Preferred Stock dividends for past and current periods have been paid or provided for and all sinking fund requirements to that time for particular series of Cumulative Preferred Stock have been satisfied.
No dividend shall be declared on the shares of any series of Cumulative Preferred Stock for any quarterly period unless at the same time a like proportionate dividend for the same period (ratably in proportion to the respective annual dividend rates for the various series) shall be declared for all shares of all series of the Cumulative Preferred Stock then outstanding and entitled to dividends for that period.

     Subject to certain limitations, the shares of any series of Cumulative Preferred Stock may be redeemed, in whole or in part, upon not less than 30 days' notice, at a redemption price equal to the amount fixed by the Board of Directors prior to issuance of the series, plus accrued dividends to the date of redemption.

     Sinking fund provisions for redemption or purchase of shares of any series may be fixed by the Board of Directors prior to the issuance of that series. If default is made in satisfying any sinking fund requirement in full in any year, so long as such default continues no dividends (other than dividends payable in Common Stock) or other distribution may be paid on any stock ranking junior to the Cumulative Preferred Stock, and no such junior stock may be purchased or otherwise acquired by the Company for value.

     In the event of liquidation (voluntary or involuntary) of the Company, holders of any series of Cumulative Preferred Stock are entitled to receive the amounts fixed by the Board of Directors prior to issuance of the series, plus accrued dividends, before any distribution to holders of junior stock.

     The Cumulative Preferred Stock has voting rights only as specified in the Restated Certificate of Incorporation or as required by law. The holders of such stock are entitled to one vote per share on each matter submitted for their vote except that in the instances in which the holders of Cumulative Preferred Stock elect certain directors, cumulative voting applies (which results in one vote per share multiplied by the number of directors to be elected).

     When dividends payable on the Cumulative Preferred Stock are in default in an amount equivalent to four full quarter-yearly dividends thereon, then, until all dividends accrued on the shares are paid, the holders of the Cumulative Preferred Stock of all series, voting as a class, are entitled to elect the smallest number of directors necessary to constitute a majority of the Company's Board of Directors. In such event, the holders of the Common Stock, voting as a class, are entitled to elect the remaining directors except that the holders of the Preference Stock are entitled to elect two of the directors who would otherwise be elected by the holders of the Common Stock if there is a similar dividend arrearage on the Preference Stock.

     The affirmative vote (or written consent) of the holders of at least two-thirds of the outstanding shares of Cumulative Preferred Stock of all series, as a separate class, is required (i) to authorize any stock ranking prior to the outstanding Cumulative Preferred Stock or any stock convertible into such prior ranking stock, (ii) to change the terms and provisions of the Cumulative Preferred Stock so as to affect adversely the rights and preferences of the holders thereof (but if one or more, but not all, of the series would be affected adversely, such vote or consent of the holders of only those series is required), or (iii) to permit dividends on, or acquisitions for value of, the Company's Common Stock in excess of the restrictions hereinafter mentioned. Such two-thirds vote or consent is also required to issue additional shares of Cumulative Preferred Stock, or stock (or securities convertible into stock) ranking on a parity therewith as to dividends or liquidation rights (except in exchange for or to redeem or otherwise retire an equal number of shares of Cumulative Preferred Stock or stock ranking on a parity therewith) unless certain gross income and capital ratio requirements are met (with the gross income requirement being the subject of a proposed amendment which will delete that requirement if approved at the Annual Meeting).

     The affirmative vote (or written consent) of the holders of a majority of the outstanding shares of Cumulative Preferred Stock of all series, as a separate class, is required by law to authorize an increase or decrease in the number of authorized shares of Cumulative Preferred Stock, or a change in the par value thereof; to merge or consolidate the Company with one or more other corporations; or to sell, lease or exchange all, or substantially all, of the Company's property and assets. Such a vote (or consent) is also presently required by the Restated Certificate of Incorporation to authorize unsecured indebtedness of the Company (except in certain circumstances) if the amount thereof will exceed 25% of the aggregate of the Company's secured indebtedness and the total of its capital stocks, premium thereon and surplus (paid-in, earned and other, if any), but this voting requirement would be eliminated if a proposed amendment to do so is approved at the Annual Meeting.

     None of the foregoing voting (or consent) requirements will apply if at the time provision has been made for the redemption of the outstanding Cumulative Preferred Stock.

     So long as any shares of Cumulative Preferred Stock are outstanding, at present, the following limitations may not be exceeded unless authorized by the holders of two-thirds of the outstanding shares of such stock.
These limitations are that dividends (other than dividends payable in Common Stock) or other distributions on, or acquisitions for value of, Common Stock of the Company (i) may not exceed 50% of the portion of the Company's net income for a preceding 12 months' period which is available for dividends on the Common Stock if the Common Stock equity of the Company is less than 20% of total capitalization (all calculated as required by the Restated Certificate of Incorporation), (ii) may not exceed 75% if such capitalization ratio is 20% or more but less than 25%, and (iii) if such capitalization ratio is 25% or more, such dividends, distributions or acquisitions may not reduce such ratio to less than 25% except to the extent permitted by the limitations mentioned in (i) and (ii). This voting requirement would be eliminated if a proposed amendment to do so is approved at the Annual Meeting.




                                IMPORTANT:
                              PLEASE SIGN AND
                            RETURN THE ENCLOSED
                              PROXY PROMPTLY.



                               (PROXY CARD)

COMMON STOCK

                    NORTHWESTERN PUBLIC SERVICE COMPANY
                         Huron, South Dakota 57350

               PROXY FOR 1996 ANNUAL MEETING OF STOCKHOLDERS
               Solicited on behalf of the Board of Directors

     The undersigned hereby appoints R. A. Wilkens and M. D. Lewis, or either of them, proxies of the undersigned, each with the power of substitution, to represent and vote all shares of Common Stock of Northwestern Public Service Company held of record by the undersigned on March 4, 1996, at the Annual Meeting of the Stockholders of the Company to be held on May 1, 1996, and at any adjournments thereof, in accordance with the Notice and Proxy Statement received, as follows:

1.   ELECTION OF CLASS I DIRECTORS

 (Mark only one box)  (  ) FOR all nominees listed below
                           (except as marked to the contrary)

                      (  ) WITHHOLD AUTHORITY
                           to vote for all nominees listed below

                           Nominees:    R. R. Hylland
                                        Jerry W. Johnson
                                        Larry F. Ness

      (Instruction: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)


         ---------------------------------------------------------

2. Vote on the proposal to amend the Company's Restated Certificate of Incorporation to increase to 1,000,000 the number of authorized shares of the Company's Preference Stock, par value $50 per share.
         For  (  ) Against  (  )  Abstain  (  )

3. Vote on the proposal to amend the Company's Restated Certificate of Incorporation to eliminate the ability of stockholders or a vice president or the secretary of the Company to call a special meeting of stockholders.
         For  (  ) Against  (  )  Abstain  (  )

4. Vote on the proposal to amend the Company's Restated Certificate of Incorporation to increase to 1,000,000 the number of authorized shares of the Company's Cumulative Preferred Stock, par value $100 per share.
         For  (  ) Against  (  )  Abstain  (  )

5. Vote on the proposal to amend the Company's Restated Certificate of Incorporation to delete subparagraph (c)(i) in subdivision 6-I of Division A of Article Fourth therein to eliminate the income coverage requirement which must be satisfied to issue additional Cumulative Preferred Stock without obtaining approval of the holders of at least two-thirds of the outstanding Cumulative Preferred Stock.
         For  (  ) Against  (  )  Abstain  (  )

6. Vote on the proposal to amend the Company's Restated Certificate of Incorporation to delete subparagraph (a) in subdivision 6-II of Division A of Article Fourth therein to eliminate the requirement that the approval of the holders of a majority of the outstanding Cumulative Preferred Stock be obtained for the Company to issue or assume unsecured indebtedness securities in an aggregate amount exceeding 25% of the Company's capitalization (as defined in such provision).
         For  (  ) Against  (  )  Abstain  (  )

7. Vote on the proposal to amend the Company's Restated Certificate of Incorporation to eliminate the restrictions which apply to dividends or other distributions on, and to purchases or other acquisitions of, the Company's Common Stock when the Company's Common Stock equity is less than prescribed percentages of the Company's total capitalization, unless approval of at least two-thirds of the outstanding shares of the Cumulative Preferred Stock is obtained.
         For  (  ) Against  (  )  Abstain  (  )

8. Upon such other matters as may come before said meeting or any adjournments thereof.



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN ITEM 1 AND FOR THE APPROVAL OF THE AMENDMENTS IN ITEMS 2, 3, 4, 5, 6, and 7



Dated                  , 1996



------------------------------          -----------------------------
            (Signature)                            (Signature)


Please sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporation proxies should be signed by authorized officer. Executors, administrators, trustees, etc., should so indicate when signing.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.


                               (PROXY CARD)

CUMULATIVE PREFERRED STOCK

                    NORTHWESTERN PUBLIC SERVICE COMPANY
                         Huron, South Dakota 57350

               PROXY FOR 1996 ANNUAL MEETING OF STOCKHOLDERS
               Solicited on behalf of the Board of Directors

     The undersigned hereby appoints R. A. Wilkens and M. D. Lewis, or either of them, proxies of the undersigned, each with the power of substitution, to represent and vote all shares of Cumulative Preferred Stock of Northwestern Public Service Company held of record by the undersigned on March 4, 1996, at the Annual Meeting of the Stockholders of the Company to be held on May 1, 1996, and at any adjournments thereof, in accordance with the Notice and Proxy Statement received, as follows:

1. Vote on the proposal to amend the Company's Restated Certificate of Incorporation to increase to 1,000,000 the number of authorized shares of the Company's Cumulative Preferred Stock, par value $100 per share.
          For  (  ) Against  (  )  Abstain  (  )

2. Vote on the proposal to amend the Company's Restated Certificate of Incorporation to delete subparagraph (c)(i) in subdivision 6-I of Division A of Article Fourth therein to eliminate the income coverage requirement which must be satisfied to issue additional Cumulative Preferred Stock without obtaining approval of the holders of at least two-thirds of the outstanding Cumulative Preferred Stock; and
          For  (  ) Against  (  )  Abstain  (  )

3. Vote on the proposal to amend the Company's Restated Certificate of Incorporation to delete subparagraph (a) in subdivision 6-II of Division A of Article Fourth therein to eliminate the requirement that the approval of the holders of a majority of the outstanding Cumulative Preferred Stock be obtained to issue or assume unsecured indebtedness securities in an aggregate amount exceeding 25% of the Company's capitalization (as defined in such provision).
          For  (  ) Against  (  )  Abstain  (  )

4. Vote on the proposal to amend the Company's Restated Certificate of Incorporation to eliminate the restrictions which apply to dividends or other distributions on, and to purchases or other acquisitions of, the Company's Common Stock when the Company's Common Stock equity is less than prescribed percentages of the Company's total capitalization, unless approval of at least two-thirds of the outstanding shares of the Cumulative Preferred Stock is obtained.
 .         For  (  ) Against  (  )  Abstain  (  )

                       (Please sign on reverse side)

                        (continued from other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE AMENDMENTS IN ITEMS 1, 2, 3, and 4.



Dated                  , 1996



-------------------------------    -----------------------------
            (Signature)                      (Signature)


Please sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporation proxies should be signed by authorized officer. Executors, administrators, trustees, etc., should so indicate when signing.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.